UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 13, 2020

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 13, 2020, Enstar Group Limited ("Enstar”), Kenmare Holdings Ltd., a wholly-owned subsidiary of Enstar ("Kenmare"), Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P. (collectively, the "Trident V Funds"), Dowling Capital Partners I, L.P. and Capital City Partners LLC (collectively, the "Dowling Funds"), North Bay Holdings Limited ("North Bay"), and StarStone Specialty Holdings Limited ("SSHL") entered into a Recapitalization Agreement, as described herein.
Background
Enstar currently owns an indirect 59.0% interest in North Bay and the Trident V Funds and the Dowling Funds currently own 39.3% and 1.7%, respectively. North Bay owns 100% of SSHL, the holding company for the StarStone group, which includes StarStone's U.S. operations and its non-U.S. operations. StarStone’s U.S. operations include StarStone U.S. Holdings, Inc. ("StarStone U.S."), which owns StarStone Specialty Insurance Company, StarStone National Insurance Company, and StarStone US Intermediaries, Inc. StarStone U.S. and its subsidiaries offer a diversified range of property and casualty insurance products for small to mid-sized businesses. The remaining companies in the StarStone group, including StarStone Insurance Bermuda Limited ("SIBL"), StarStone Insurance SE, StarStone Underwriting Limited, which manages Lloyd’s Syndicate 1301, and other holding and service companies collectively constitute StarStone’s non-U.S. operations ("StarStone International"). North Bay also owns the preferred equity of three segregated cells of Fitzwilliam Insurance Limited (the “Fitzwilliam Cells”) that have provided reinsurance to SIBL and are considered part of the StarStone International portfolio.
North Bay also owns approximately 92% of Northshore Holdings Limited ("Northshore"), the holding company that owns Atrium Underwriting Group Limited and its subsidiaries (collectively, "Atrium") and Arden Reinsurance Company Ltd. ("Arden"). The remaining share ownership of Northshore is held on behalf of certain Atrium employees. Atrium Underwriters Limited manages Lloyd’s Syndicate 609, which underwrites specialist insurance and reinsurance business. Atrium provides 25% of the underwriting capacity and capital to Syndicate 609, with the balance provided by traditional Lloyd’s Names. Arden is a Bermuda-based reinsurance company that provides reinsurance to Atrium and is currently in the process of running off certain other discontinued business that is reported in Enstar's consolidated financial statements within Enstar's Non-life Run-off segment.
On June 10, 2020, North Bay and one of its subsidiaries entered into an agreement to sell StarStone U.S. to Core Specialty Insurance Holdings, Inc. ("Core Specialty"), a newly formed entity with equity backing from funds managed by SkyKnight Capital, L.P., Dragoneer Investment Group and Aquiline Capital Partners LLC. The purchase price for the StarStone U.S. business will be based on a $30.0 million premium to GAAP tangible book value of the acquired companies at the most recent calendar month end prior to the closing and will consist of $235.0 million of common shares of Core Specialty with the balance received in cash. The $235.0 million of common shares is currently expected to represent an approximately 26% interest in Core Specialty after certain co-investments and management equity awards. In connection with the sale transaction, the net loss reserves of the StarStone U.S. business will be reinsured to an Enstar non-life run-off subsidiary that will receive a reinsurance premium equal to the assumed reserves, plus approximately $15.8 million. The reinsurance agreement will contain an aggregate limit equal to $130.0 million in excess of the assumed reserves, and the Enstar subsidiary's obligations under the reinsurance agreement will be guaranteed by Enstar. The StarStone U.S. transactions are subject to regulatory approval and other closing conditions.
Also on June 10, 2020, Enstar announced that it was placing StarStone International into an orderly run-off (the "StarStone International Run-Off”). The liabilities associated with the StarStone International Run-Off vary in duration, and the run-off is expected to occur over a number of years. Steps to reduce the size of StarStone International's operations have begun and will involve several phases to occur over time. Enstar continues to evaluate additional strategic options for StarStone International's operations and business, and such options could have the effect of mitigating the costs associated with placing the business into run-off. The remaining StarStone International operations will continue to serve the needs of policyholders and ensure that the companies continue to meet all regulatory requirements.

Recapitalization Agreement
Pursuant to the terms of the Recapitalization Agreement, Enstar agreed to exchange a portion of its indirect interest in Northshore held through Kenmare for all of the Trident V Funds’ indirect interest in StarStone U.S. (the “Exchange Transaction”). The Exchange Transaction is conditioned on the closing of the sale of StarStone U.S. to Core Specialty and is subject to regulatory approval and other closing conditions.
Upon completion of the sale of StarStone U.S. to Core Specialty and the Exchange Transaction with the Trident V Funds, Enstar expects to own indirectly approximately 26% of Core Specialty, which will then own StarStone U.S., and approximately 11% of Northshore, which will continue to own Atrium. Enstar’s ultimate ownership in Northshore at the closing of the Exchange Transaction may vary based on, among other things, the final valuation of StarStone U.S. in its sale to Core Specialty and if, and to the extent, certain employees of Atrium elect to defer the payout of certain long-term equity awards. Upon the closing of the Exchange Transaction, the Trident V Funds will not own any interest in Core Specialty and are expected to own approximately 80% of Northshore, and the Dowling Funds will own approximately 0.5% of Core Specialty and retain their approximately 1.6% interest in Northshore. The Exchange Transaction will have no impact on the ultimate ownership of SSHL, which will own StarStone International, with Enstar, the Trident V Funds and the Dowling Funds retaining their current ownership interests in SSHL of 59.0%, 39.3% and 1.7%, respectively.
Pursuant to the terms of the Recapitalization Agreement, Enstar and the Trident V Funds will use their respective reasonable best efforts to segregate certain collateral arrangements at Lloyd’s for the Atrium business that are currently operated jointly with the collateral arrangements at Lloyd’s for StarStone International’s Lloyd’s Syndicate 1301 and Enstar’s run-off Lloyd’s Syndicate 2008. To the extent Enstar provides any collateral for the benefit of Atrium following the closing of the Exchange Transaction as part of a transition to separate collateral arrangements, Enstar will be reimbursed for its costs. If certain run-off business reinsured by Arden is not commuted prior to the closing of the Exchange Transaction, Arden will reinsure such business to one of the StarStone International entities.
The Recapitalization Agreement also provides for a preferred return to Kenmare of any cash received upon the sale of StarStone U.S. to reimburse it for certain funding provided to one of the Fitzwilliam Cells. To the extent the cash received upon the sale of StarStone U.S. exceeds the amount needed to reimburse Kenmare for the funding provided to the Fitzwilliam Cell, the portion of such cash that would otherwise be allocated to the Trident V Funds will be paid to Kenmare instead, and Kenmare would receive fewer shares in Northshore. The Recapitalization Agreement also provides that SSHL will contribute capital to one of the Fitzwilliam Cells if necessary for such cell to perform its reinsurance obligations to SIBL.
In connection with the closing of the Exchange Transaction, Kenmare will enter into amended and restated shareholders’ agreements with the Trident V Funds and the Dowling Funds with respect to their investments in SSHL and Northshore. With respect to SSHL, Kenmare will have the right to designate three of five members of the SSHL board of directors and the Trident V Funds will have the right to designate the other two members. The Trident V Funds will also have certain customary rights as a minority shareholder to approve certain material matters and transactions. Each shareholder of SSHL will provide Kenmare and the Trident V Funds with a right of first offer to acquire its shares in SSHL if such shareholder wishes to sell them. Each shareholder will also have certain rights to participate in sales of SSHL shares by the other shareholders, and Kenmare will have certain rights to cause the Trident V Funds and the Dowling Funds to sell their SSHL shares if Kenmare wishes to sell control of SSHL or the StarStone International business.
Also pursuant to the terms of the proposed shareholders’ agreement for SSHL, at any time after December 31, 2022, the Trident V Funds will have the right to cause Kenmare to purchase their shares in SSHL at their fair market value, and the Dowling Funds will have the right to participate in any such sale transaction initiated by the Trident V Funds. Kenmare will be entitled to pay the purchase price for such SSHL shares in cash or in unrestricted ordinary shares of Enstar that are then listed or admitted to trading on a national securities exchange. At any time after March 31, 2023, Kenmare will have the right to cause the Trident V Funds and the Dowling Funds to sell their shares in SSHL to Kenmare at their fair market value. Kenmare would be obligated to pay the purchase price for such SSHL shares in cash.
Pursuant to the terms of the proposed shareholders’ agreement for Northshore, for so long as Kenmare owns 50% or more of the Northshore shares it acquires upon the closing of the Exchange Transaction, Kenmare will have the right to designate one member to the board of directors of Northshore and each of its material subsidiaries. Kenmare’s shares in Northshore will be subject to an 18-month restriction on transfer following the closing of the Exchange Transaction, after which the Trident V Funds will have a right of first offer to acquire Kenmare’s shares in Northshore if Kenmare wishes to sell them. Kenmare will have certain rights to participate in sales of Northshore shares by the Trident V Funds, and the Trident V Funds will have certain rights to cause Kenmare to sell its Northshore shares if Trident wishes to sell control of Northshore or the Atrium business.
Pursuant to the terms of the Recapitalization Agreement, if the StarStone U.S. transaction closes, but the Exchange Transaction with the Trident V Funds does not close, Enstar, Kenmare and the Trident V Funds will use their respective reasonable best efforts to provide the Trident V Funds with certain rights related to Core Specialty, including the right to appoint one of the two directors that, following the closing of the StarStone U.S. transaction, a subsidiary of Enstar has the right to appoint to the board of directors of Core Specialty.
The foregoing description of the Recapitalization Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Recapitalization Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference. The Recapitalization Agreement is not intended to provide any other factual information about the parties thereto. In particular, the representations and warranties contained in the Recapitalization Agreement were made only for the purposes of the agreement as of the specific date therein and were solely for the benefit of the parties to the agreement.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, Enstar may not be able to complete the proposed transactions on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure to obtain governmental and regulatory approvals or to satisfy other closing conditions. If the StarStone U.S. transaction fails to close, the Exchange Transaction between Enstar and the Trident V Funds will also not close. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in Enstar's Form 10-K for the year ended December 31, 2019 and in Enstar’s Form 10-Q for the period ended June 30, 2020 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1
Recapitalization Agreement among North Bay Holdings Limited, Enstar Group Limited, Kenmare Holdings Ltd., Trident V, L.P., Trident V Parallel Fund, L.P., Trident V Professionals Fund, L.P., Dowling Capital Partners I, L. P., Capital City Partners LLC and StarStone Specialty Holdings Limited.*

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL.

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)
*
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Enstar Group Limited agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

August 17, 2020	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer